Exhibit 10.1.2
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
This AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT is dated as of March 31, 2020 (this “Amendment”), among AMERESCO, INC. (the “Borrower”), THE GUARANTORS PARTY HERETO (the “Guarantors” and collectively with the Borrower, the “Loan Parties”), THE LENDERS PARTY HERETO (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent (the “Agent”).
WHEREAS, the Loan Parties, the Lenders, and the Agent are parties to that certain Fourth Amended and Restated Credit and Security Agreement dated as of June 28, 2019, among the Borrower, the Guarantors, the Lenders, and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Loan Parties, the Agent and the Lenders wish to make certain corrections and other changes to the Credit Agreement, and accordingly revise certain provisions of the Credit Agreement, as described herein;
NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Credit Agreement is hereby amended as follows:
1.Capitalized Terms. Except as otherwise expressly defined herein, all capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.
2.Amendment to Credit Agreement.
(a)Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of “Bail-In Action,” “Bail-In Legislation,” “Eurocurrency Rate” and “Write-Down and Conversion Powers” in their entirety and replace such definitions with the following new definitions of such terms:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
81229835v.3
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Eurocurrency Rate” means:
1.for any Interest Period, with respect to any Credit Extension:
a.denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person responsible for the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and
b.denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and
2.for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;
provided that, (i) to the extent a comparable or successor rate is approved pursuant to Section 3.03, the approved rate shall be applied in a manner consistent with market practice; provided, further that, to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent, and (ii) if the Eurocurrency Rate shall be less than one percent (1%), such rate shall be deemed to be one percent (1%) for purposes of this Agreement.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
i.Section 1.01 of the Credit Agreement is hereby further amended to insert the following new definitions in alphabetical order:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Withholding Agent” means the Borrower and the Agent.
ii.Section 1.04 of the Credit Agreement is hereby amended by deleting in their entirety the second sentence of paragraph (a) and the second sentence of paragraph (b) and replacing the second sentence of paragraph (a) with the following:
Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).
iii.Paragraph (a) of Section 3.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraph (a):
(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. For purposes of this Section 3.01, the term “applicable Law” includes FATCA, and the term “Lender” includes any L/C Issuer.
iv.Paragraph (c) of Section 3.03 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraphs (c), (d), (e), (f) and (g):
(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Section 3.01(a) above, if the Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:
(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Rate or a Governmental Authority having or purporting to have jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Rate shall no longer be made available, or used for determining the interest rate of loans in the applicable currency, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or
(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrower may amend this Agreement solely for purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.
(d) If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans denominated in Dollars shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (ii) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.
(e) Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than one percent (1%) for purposes of this Agreement.
(f) In connection with the implementation of a LIBOR Successor Rate, the Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.
(g) For purposes hereof:
(i) “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement);
(ii) “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement;

(iii) “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body;
(iv) “SOFR-Based Rate” means SOFR or Term SOFR; and
(v) “Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Agent”) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Agent from time to time in its reasonable discretion.
v.Paragraph (c) of Section 9.03 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new second sentence of paragraph (c):
(c) Guarantees of any Indebtedness permitted under Sections 9.01(a), (c), (d), (e), (g) and (i);
vi.Paragraph (d) of Section 9.06 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraph (d):
(d) the Borrower may make repurchases of its Equity Interests in an aggregate amount under this paragraph (d) up to $15,000,000 after the Effective Time so long as immediately before and immediately after such repurchase on a Pro Forma Basis, incorporating such pro-forma assumptions as are satisfactory to the Agent in its reasonable discretion, (i) no Default or Event of Default shall have occurred and be continuing, and (ii)(A) the Loan Parties shall be in compliance with the financial covenant set forth in Section 9.10(b), (B) the Core Leverage Ratio shall not exceed 2.75 to 1.00, and (C) the sum of unrestricted cash plus the amount of the Revolving Commitment available to be borrowed under Section 2.01 shall not be less than $25,0000,000; and
vii.Paragraph (a) of Section 9.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraph (a):
(a) Total Funded Debt to EBITDA Ratio. The Loan Parties shall not permit the Core Leverage Ratio as of the end of each fiscal quarter (i) ending June 30, 2019, through December 31, 2019, to exceed 3.25 to 1, (ii) ending March 31, 2020, through December 31, 2020, to exceed 3.75 to 1, and (iii) ending March 31, 2021 and thereafter to exceed 3.25 to 1.00.

viii.Paragraph (c) of Section 11.03 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraph (c):
(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Agent or any of its Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein.
ix.Section 11.07 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 11.07:
11.07 Non-Reliance on Agent and Other Lenders. Each Lender and L/C Issuer expressly acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent to any Lender or L/C Issuer as to any matter, including whether the Agent has disclosed material information in its (or its Related Parties’) possession. Each Lender and L/C Issuer represents to the Agent that it has, independently and without reliance upon the Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
x.Section 12.20 of the Credit Agreement is hereby amended (i) to change the title thereof to “Electronic Execution; Electronic Records”, (ii) to designate the current Section 12.20 as paragraph (a) of Section 12.20, and (iii) to add a new paragraph (b) immediately after paragraph (a) as follows:
(b) The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Agent and each Lender may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the other Loan Documents. The Agent and each Lender may store the electronic image of this Agreement and the other Loan Documents in its electronic form and then destroy the paper original as part of the Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.
xi.Section 12.23 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 12.23:
12.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
3.Confirmation of Guaranty by Guarantors. Each Guarantor hereby confirms and agrees that all indebtedness, obligations or liability of the Borrower under the Credit Agreement as amended hereby, whether any such indebtedness, obligations and liabilities are now existing or hereafter arising, due or to become due, absolute or contingent, or direct or indirect, constitute “Guaranteed Obligations” under and as defined in the Credit Agreement and, subject to the limitation set forth in Section 4.01 of the Credit Agreement, are guaranteed by and entitled to the benefits of the Guaranty set forth in Article 4 of the Credit Agreement. Each Guarantor hereby ratifies and confirms the terms and provisions of such Guarantor’s Guaranty and agrees that all of such terms and provisions remain in full force and effect.
4.Confirmation of Security Interests. Each Loan Party (other than the Special Guarantors) hereby confirms and agrees that all indebtedness, obligations and liabilities of the Loan Parties under the Credit Agreement as amended hereby, whether any such indebtedness, obligations and liabilities are now existing or hereafter arising, due or to become due, absolute or contingent, or direct or indirect, constitute “Secured Obligations” under and as defined in the Credit Agreement and are secured by the Collateral and entitled to the benefits of the grant of security interests pursuant to Article 5 of the Credit Agreement. The Loan Parties (other than the Special Guarantors) hereby ratify and confirm the terms and provisions of Article 5 of the Credit Agreement and agree that, after giving effect to this Amendment, all of such terms and provisions remain in full force and effect.
5.No Default; Representations and Warranties, etc. The Loan Parties hereby confirm that, after giving effect to this Amendment, (i) the representations and warranties of the Loan Parties contained in Article 7 of the Credit Agreement and the other Loan Documents (A) that contain a materiality qualification are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), and (B) that do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing. Each Loan Party hereby further represents and warrants that (a) the execution, delivery and performance by such Loan Party of this Amendment (i) have been duly authorized by all necessary action on the part of such Loan Party, (ii) will not violate any applicable law or regulation or the organizational documents of such Loan Party, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on such Loan Party or any of its assets that will have a Material Adverse Effect, and (iv) do not require any consent, waiver, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or any Person (other than the Agent and the Lenders) which has not been made or obtained; and (b) it has duly executed and delivered this Amendment.
i.Conditions to Effectiveness. This Amendment shall become effective as of March 31, 2020, upon the receipt by the Agent of counterparts of this Amendment duly executed by each of the parties hereto or written evidence reasonably satisfactory to the Agent that each of the parties hereto has signed a counterpart of this Amendment.
6.Miscellaneous.
ii.Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. This Amendment shall constitute a Loan Document. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.
iii.This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.
iv.This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
v.The Loan Parties agree to pay all reasonable expenses, including legal fees and disbursements, incurred by the Agent in connection with this Amendment and the transactions contemplated hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

AMERESCO, INC.
By: /s/ Spencer Doran Hole
Spencer Doran Hole
Treasurer, Senior Vice President and Chief Financial Officer

GUARANTORS

AMERESCO ENERTECH, INC.AMERESCO FEDERAL SOLUTIONS, INC.AMERESCO PLANERGY HOUSING, INC.AMERESCO QUANTUM, INC.AMERESCO SELECT, INC.AMERESCOSOLUTIONS, INC.APPLIED ENERGY GROUP INC.SIERRA ENERGY COMPANY
By: /s/ Spencer Doran Hole
Spencer Doran Hole
Vice President and Treasurer
AMERESCO SOUTHWEST, INC.

By: /s/ Spencer Doran Hole
Spencer Doran Hole
Vice President and Treasurer
E.THREE CUSTOM ENERGY SOLUTIONS, LLC,
By: Sierra Energy Company, its sole member

By: /s/ Spencer Doran Hole
Spencer Doran Hole
Vice President and Treasurer
[Signature Page to Amendment No. 1 to Fourth Amended and Restated Ameresco Credit and Security Agreement]

AMERESCO ASSET SUSTAINABILITY GROUP LLC
AMERESCO CT LLCAMERESCO DELAWARE ENERGY LLCAMERESCO EVANSVILLE, LLCAMERESCO HAWAII LLCAMERESCO Intelligent SYSTEMS, LLCAMERESCO LFG HOLDINGS LLC
AMERESCO NAVY YARD PEAKER LLC
AMERESCO PALMETTO LLC
AMERESCO SOLAR, LLCAMERESCO SOLAR NEWBURYPORT LLCAMERESCO STAFFORD LLCSELDERA LLCSOLUTIONS HOLDINGS, LLC

By: Ameresco, Inc., its sole member

By: /s/ Spencer Doran Hole
Spencer Doran Hole
Treasurer, Senior Vice President and Chief Financial Officer
AMERESCO SOLAR – PRODUCTS LLCAMERESCO SOLAR – SOLUTIONS LLCAMERESCO SOLAR – TECHNOLOGIES LLCBy: Ameresco Solar LLC, its sole memberBy: Ameresco, Inc., its sole member

By: /s/ Spencer Doran Hole
Spencer Doran Hole
Treasurer, Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Ameresco Credit and Security Agreement]

AGENT:

BANK OF AMERICA, N.A.

By: /s/ Mollie S. Canup
        Name: Mollie S. Canup
        Title:  Vice President

LENDERS:

BANK OF AMERICA, N.A.

By: /s/ John F. Lynch
        Name: John F. Lynch
        Title: Senior Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Ameresco Credit and Security Agreement]

TRUIST BANK, as successor by merger to SUNTRUST BANK

By: /s/ Matthew J. Davis
        Name: Matthew J. Davis
        Title: Senior Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Ameresco Credit and Security Agreement]

WEBSTER BANK, N.A.

By: /s/ Samuel Pepe
        Name: Samuel Pepe
        Title: Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Ameresco Credit and Security Agreement]